Exhibit 10.1

CERTAIN INFORMATION IDENTIFIED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CONFIDENTIAL SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Confidential Settlement Agreement and Mutual Release (the “Settlement Agreement”) is entered into as of September 14, 2023 (the “Settlement Date”), by and between [***] (“Claimant”), and BluJay Solutions Ltd., f/k/a Kewill Inc. (“Respondent”). Claimant and Respondent may be referred to herein individually as a “Party” or collectively as the “Parties”.

WHEREAS, on or about June 8, 2020, Claimant filed a lawsuit in the United States District Court for the Southern District of New York, styled as [***] v. BluJay Solutions LTD. f/k/a Kewill Inc., Civil Action No. [***] (the “Action”); and

WHEREAS, in the Action, Claimant alleged certain claims related to the Software Licensing and Services Agreement, dated June 8, 2014 (“SLSA”) entered into by the Parties, [***] and

WHEREAS, in the Action, the Court granted Respondent’s motion to compel arbitration and ordered the parties to binding arbitration on March 25, 2021 (“Compel Order”); and

WHEREAS, the Parties entered into a Supplemental Software Licensing and Servicing Arbitration Agreement, dated January 21, 2022 (“Supplemental SLSA”); and

WHEREAS, on or about February 16, 2022, pursuant to the SLSA, the Supplemental SLSA and the Compel Order, Claimant filed a demand for arbitration with JAMS New York, JAMS No. [***] (the “Arbitration”) attaching the Complaint filed in the Action; and

WHEREAS, on or about March 2, 2022, Respondent filed an answer and counterclaim in the Arbitration, asserting a counterclaim against Complainant related to the SLSA; and

WHEREAS, on or about August 25, 2023, a Final Award was entered in the Arbitration; and

WHEREAS, each of the Parties has been afforded a reasonable opportunity to consider this Settlement Agreement and the terms and conditions thereof, and each has been represented by and consulted counsel in connection with the negotiation and review of this Settlement Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth below, the Parties agree as follows:

1.
Payment of the Settlement Amount. Respondent shall pay to Claimant a total of SEVENTEEN MILLION SEVEN HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($17,750,000.00) (the “Settlement Payment”). Respondent shall make the Settlement Payment to the account of [***] via wire transfer of immediately available funds pursuant to the wire transfer instructions set forth in Exhibit A hereto within seven (7) days after Respondent’s receipt of both a fully executed copy of this Settlement Agreement and a duly completed and executed Form W-9 form for [***]. The Settlement Payment, if timely paid, shall fully satisfy all claims relating to the Action and Arbitration, including all claims that were or could have been asserted in the Action or Arbitration. To the extent the Settlement Payment is not timely paid in full (for whatever reason that is not the sole fault of Claimant), such a failure to pay shall constitute a material breach of this Settlement Agreement and Claimant shall be entitled to, and nothing herein shall prevent Claimant from, immediately filing a motion with a court of competent jurisdiction to confirm the Final Award and/or filing an action to enforce the terms of this Settlement Agreement and/or for breach of this Settlement Agreement. Respondent irrevocably submits to, and agrees not to contest, personal jurisdiction and venue of the United States District Court for the Southern District of New York for any action to confirm the Final Award and/or for the enforcement and/or breach of this Settlement Agreement. Respondent agrees that, in any such action to confirm the Final Award and/or to enforce this Settlement Agreement and/or for breach of this Settlement Agreement, Claimant shall be entitled to monetary damages, in an amount to be determined, as a result of Respondent’s breach, and, to the extent the Final Award is confirmed by a court, pre-judgment interest on the amount of the Final Award beginning from the August 25, 2023 date of the Final Award.
2.
Dismissal of the Action. Simultaneously with the Parties’ execution of this Settlement Agreement, Respondent’s counsel shall execute and deliver by e-mail to counsel for Claimant the Stipulation of Dismissal with Prejudice of the Action, dismissing the Action with prejudice and without costs, in the form annexed hereto as Exhibit B. Counsel for Claimant shall hold the Stipulation of Dismissal with Prejudice in escrow and shall file the Stipulation of Dismissal with Prejudice with the Court within three days of Claimant’s receipt of the Settlement Payment.
3.
Conclusion of the Arbitration. The Parties agree that the terms of this Settlement Agreement govern their obligations going forward with respect to the Action and Arbitration. Provided the terms of this Settlement Agreement are fully met, neither Party shall initiate any proceedings to enforce, confirm, modify, or vacate the Final Award entered on or about August 25, 2023.
4.
Certain Defined Terms. For purposes of this Settlement Agreement, the following terms shall have the following meanings:
(a)
“Claims” means, with respect to any Person, claims, demands, liens, actions, suits, causes of action, obligations, controversies, indemnities, debts, costs, expenses, damages, judgments, orders and liabilities, of whatever kind or nature, direct or indirect, in law, equity or otherwise, whether known or unknown, which such Person now has, or hereafter can, shall or may have for, upon or by reason of any act, transaction, practice, conduct, matter, cause or thing of any kind or nature whatsoever.
(b)
“Claimant Party” means Claimant and its Related Parties.
(c)
“Claimant Released Parties” means Claimant, its Related Parties, and each of their respective third-party administrators, claim administrators, current and former sponsors, insurers, reinsurers, agents, employees, representatives, officers, directors, members, shareholders, principals, managers, attorneys, and insurers.
(d)
“Person” means any individual, corporation, partnership, firm, joint venture, limited liability company or partnership, association, joint-stock company, trust, or unincorporated organization.
(e)
“Related Party” means, with respect to any Person, such Person’s directors, officers, employees, representatives, agents, members, equity holders, partners, parents, subsidiaries, affiliates, joint venturers, fiduciaries, trustees, beneficiaries, heirs, estates, successors, predecessors and assigns.
(f)
“Respondent Released Parties” means Respondent, its Related Parties, and each of their respective third-party administrators, claim administrators, current and former sponsors, insurers, reinsurers, agents, employees, representatives, officers, directors, members, shareholders, principals, managers, attorneys, and insurers.
(g)
“Respondent Party” means Respondent and its Related Parties.
5.
Release by Claimant Parties.
(a)
For good, valuable and timely received consideration, the sufficiency of which is hereby acknowledged, and subject to the terms of Section 1 of this Settlement Agreement, Claimant, on behalf of itself and each of the other Claimant Parties, irrevocably releases, acquits and forever discharges each of the Respondent Released Parties from any and all Claims arising out of or related to any act or omission related to the Action or the Arbitration. Such released Claims (regardless of whether such Claims are based on facts now known or discovered after the date hereof that could give rise to or support such Claims) include Claims by any Claimant Party against any Respondent Released Party, at law or in equity, sounding in contract (express or implied), or tort.
(b)
Notwithstanding anything to the contrary herein, the release of Claims set forth in Section 5(a) shall not extend to any Claims enforcing the rights of the Claimant Released Parties under this Settlement Agreement.
(c)
For good and valuable consideration, the sufficiency of which is hereby acknowledged, and subject to the terms of Section 1 of this Settlement Agreement, Claimant, on behalf of itself and each of the other Claimant Parties:
(i)
hereby waives and relinquishes any rights and benefits which it or its Related Parties may have under any statute or common law principle of any jurisdiction which provides, generally, that a general release does not extend to claims which a creditor does not know or suspect to exist in its favor at the time of executing the release, which if known by it must have materially affected its or his settlement with the debtor; and
(ii)
acknowledges that it and its Related Parties may hereafter discover facts in addition to or different from those which it and its Related Parties now know or believe to be true with respect to the subject matter of this Settlement Agreement;

(iii)
acknowledges that it and its Related Parties (A) intend to fully and finally and forever settle and release any and all matters, disputes and differences, known or unknown, suspected and unsuspected, which do now exist, may exist after the date of this Agreement or heretofore have existed between any Respondent Party and any Claimant Party with respect to the Action or the Arbitration occurring from the beginning of time through the date of this Agreement (subject to the exception set forth in Section 5(a)), and (B) agree that the release set forth in Section 5(a) shall be and remain in effect as a full and complete general release notwithstanding the discovery or existence of any such additional or different facts; and
(iv)
further covenants and agrees that none of the Claimant Parties has heretofore sold, transferred, hypothecated, conveyed or assigned, and shall not hereafter sue any Respondent Released Party upon, any Claim released under this Agreement.
(d)
As of the date of this Settlement Agreement, neither Claimant nor any of the Claimant Parties is aware of the existence of any Claims against Respondent or any Respondent Party other than those set forth in the Complaint and Demand for Arbitration, which claims are released herein. For the avoidance of doubt, nothing in Section 5 of this Settlement Agreement shall apply to any Claims that may arise between the Parties subsequent to the date of this Settlement Agreement related to the use of Respondent’s Document Manager software f/k/a Kewill Imaging (“Document Manager Software”), which Respondent licensed to Claimant pursuant to the First Addendum to the SLSA, dated September 14, 2016.
6.
Release by Respondent Parties.
(a)
For good and valuable consideration, the sufficiency of which is hereby acknowledged, Respondent, on behalf of itself and each of the other Respondent Parties, hereby irrevocably releases, acquits and forever discharges each of the Claimant Released Parties from any and all Claims arising out of or related to any act or omission occurring from the beginning of time through the date of this Settlement Agreement, including without limitation, any Claims arising out of, or related to the Action or the Arbitration. Such released Claims (regardless of whether such Claims are based on facts now known or discovered after the date hereof that could give rise to or support such Claims) include Claims by any Respondent Party against any Claimant Released Party, at law or in equity, sounding in contract (express or implied), or tort.
(b)
Notwithstanding anything to the contrary herein, the release of Claims set forth in Section 6(a) shall not extend to any Claims enforcing the rights of the Respondent Released Parties under this Settlement Agreement.
(c)
For good and valuable consideration, the sufficiency of which is hereby acknowledged, Respondent, on behalf of itself and each of the other Respondent Parties:
(i)
hereby waives and relinquishes any rights and benefits which it or its Related Parties may have under any statute or common law principle of any jurisdiction which provides, generally, that a general release does not extend to claims which a creditor does not know or suspect to exist in its favor at the time of executing the release, which if known by it must have materially affected its or his settlement with the debtor;

(ii)
acknowledges that it and its Related Parties may hereafter discover facts in addition to or different from those which it and its Related Parties now know or believe to be true with respect to the subject matter of this Settlement Agreement;
(iii)
acknowledges that it and its Related Parties (A) intend to fully and finally and forever settle and release any and all matters, disputes and differences, known or unknown, suspected and unsuspected, which do now exist, may exist after the date of this Agreement or heretofore have existed between any Respondent Party and any Claimant Party with respect to any act or omission occurring relating to the Action or the Arbitration from the beginning of time through the date of this Agreement (subject to the exception set forth in Section 6(b)), and (B) agree that the release set forth in Section 6(b) shall be and remain in effect as a full and complete general release notwithstanding the discovery or existence of any such additional or different facts; and
(iv)
further covenants and agrees that none of the Respondent Parties has heretofore sold, transferred, hypothecated, conveyed or assigned, and shall not hereafter sue any Claimant Released Party upon, any Claim released under this Agreement.
(d)
As of the date of this Settlement Agreement, neither Respondent nor any of the Respondent Parties is aware of the existence of any further Claims against Claimant or any Claimant Party. For the avoidance of doubt, nothing in Section 6 of this Settlement Agreement shall apply to any Claims that may arise between the Parties subsequent to the date of this Settlement Agreement related to the use of Document Manager Software.
7.
Responsibility for Tax Liability. The Settlement Payment is a gross payment that may be subject to applicable taxes and tax withholdings. It is understood and agreed that Claimant is responsible for the payment of any taxes, liens, attachments and/or any charges associated with, against, and/or related to the Settlement Payment. Claimant, on behalf of itself and the other Claimant Parties, understands and agrees that the Respondent Released Parties shall have no liability whatsoever to any local, state, or federal taxing authority for the consequences or treatment of settlement proceeds, including attorneys’ fees and costs, paid in resolution of the Settled Claims. Claimant, on behalf of itself and the other Claimant Parties, agrees and understands that the Respondent Parties shall file any reporting forms required by the tax authorities reflecting the payment specified in this Settlement Agreement. Claimant, on behalf of itself and the other Claimant Parties, therefore agrees to make no claim against any Respondent Released Party for any payment or non-payment of taxes or regarding or relating to the reporting of the payment described in this Agreement, if any, to any taxing authorities. Claimant, on behalf of itself and the other Claimant Parties, acknowledges that none of the Respondent Released Parties has made any representations about the tax consequences of the payment set forth herein.
8.
Confidentiality.
(a)
The fact that the Parties have reached a settlement and the Action is not confidential. As a part of the consideration for the Settlement Payment, the Parties agree to keep the terms of this Settlement Agreement, the Arbitration, the Arbitration Award, and the Action strictly confidential, except to the extent already publicly known and except as provided herein, and not to communicate same unless compelled to do so pursuant to a valid court order, or otherwise required by law, including in response to a valid subpoena or other lawful process, or regulatory or licensing authority. In the event that the Parties are subpoenaed or otherwise lawfully required to reveal the terms of this Agreement, such Party shall provide, to the extent practical, ten (10) days advance written notice (as well as oral notice if time does not permit) to the other Party of such subpoena or other lawful process to the other Party so as to enable the other Party to have the opportunity to contest the right of the requesting person or entity to such disclosure prior to making such disclosure, with written notice being made by regular and electronic mail to the following addresses:

For Respondent:

e2open

Attn: Jennifer Grafton, General Counsel

9600 Great Hills Trail, Suite 300E

Austin, Texas 78759

jennifer.grafton@e2open.com

and

Troutman Pepper Hamilton Sanders, LLP

Attn: P. Thao Le and Matthew Adler

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103

thao.le@troutman.com

matt.adler@troutman.com

For Claimant:

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and

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In the event any Party is forced to file this Settlement Agreement with a court, it shall, to the extent possible, be done under seal so that the contents are not revealed beyond disclosure to duly authorized court personnel such as judges, court clerks, or as otherwise ordered by a court. Notice shall, to the extent possible, be provided as described above prior to any such filing.

(b)
Notwithstanding Section 8(a), the Parties (i) may disclose in confidence the terms and conditions of this Settlement Agreement to such Party’s attorneys and accountants, or similar professionals under an obligation of confidentiality, but agrees to preserve the confidentiality of the terms and conditions of this Settlement Agreement to the extent permitted by law, and (ii) may introduce this Settlement Agreement in any proceeding to enforce this Settlement Agreement provided that such introduction shall, to the extent permitted by law, be pursuant to an order placing it under seal.

(c)
Without limiting the generality of the foregoing, and to the extent permitted by applicable law, the Parties shall not respond to or in any way participate in or contribute to any public discussion, notice, filing, or other publicity concerning or in any way relating to the terms of this Settlement Agreement. The Parties agree that disclosure in violation of this Settlement Agreement as determined by a court of competent jurisdiction shall constitute and be treated as a material breach of this Settlement Agreement. Similarly, the Parties’ counsel agrees that anyone acting by or through it or on its behalf, will keep the terms of this Settlement Agreement strictly confidential, will not publicize the Award in any marketing, client-related or other forms, and will not publicly disparage the other Party in any manner.
9.
Governing Law. This Settlement Agreement and all rights, obligations and remedies hereunder will be governed and construed in accordance with the laws of the State of New York, without regard to conflict of law principles. Each Party irrevocably consents to the exclusive jurisdiction and the exclusive venue of the United States District Court for the Southern District of New York to enforce the terms of this Settlement Agreement and to resolve all disputes hereunder, including without limitation a breach of contract dispute based on Respondents failure to timely and fully pay the Settlement Payment.
10.
No Admission of Liability. This Settlement Agreement does not constitute an admission by Respondent or any Respondent Released Party of any of the matters alleged in the Action, Arbitration, or any violation of federal, state or local law, ordinance or regulation, or any violation of any policies or procedures, or any liability or wrongdoing whatsoever. Neither this Settlement Agreement, nor anything in this Settlement Agreement, shall be construed to be or shall be admissible in any proceedings as evidence of liability or wrongdoing by Respondent or any of Respondent Released Party.
11.
No Precedent. The Parties recognize and agree that neither the settlement memorialized by this Settlement Agreement, nor the fact of the settlement itself, constitutes a precedent of any sort for the resolution of any other claim, dispute, arbitration or lawsuit brought by any Party against the other, nor for the interpretation of any policy, contract, agreement or plan.
12.
No Additional Legal Proceedings. Claimant, on behalf of itself and each of the other Claimant Parties, expressly represents and warrants that none of the Claimant Parties shall prosecute or assist in any legal proceeding, action, or arbitration against any Respondent Released Party arising out of or related to the claims asserted in the Action and/or Arbitration. Respondent on its behalf and each of the other Respondent Parties, expressly represents and warrants that none of the Respondent Parties shall challenge or assist in any legal proceeding, action, appeal, or arbitration against any Claimant Released Party arising out of or related to the counterclaims asserted in the Action and/or Arbitration or the Arbitration Award.
13.
Entire Agreement. This Settlement Agreement, including the WHEREAS clauses, is an integrated agreement and constitutes and comprises the entire agreement among the Parties with respect to the subject matter hereof. This Settlement Agreement supersedes all prior and contemporaneous oral and written, express and implied, agreements, negotiations and discussions pertaining to the settlement of the Action and Arbitration via this Settlement Agreement.

14.
Modification, Amendment and Waiver. No breach of any provision hereof can be waived or discharged except in a written agreement executed by all of the Parties. Waiver of any breach of any provision hereof will not be deemed to be a waiver of any other breach of the same or any other provision hereof, at any prior or subsequent time. No provision hereof may be modified, altered, amended or terminated except in a written agreement executed by all of the Parties.
15.
Construction and Severability. Whenever possible, each provision of this Settlement Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Settlement Agreement is deemed unenforceable under applicable law, such provision will remain effective to the extent allowed and, notwithstanding the unenforceability of any part or all of such provision, the remaining parts of such provision and remaining provisions of this Settlement Agreement will remain in full force and effect.
16.
Successors and Assigns. This Settlement Agreement will be binding upon and inure to the benefit of the Parties and each of their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either Party without the prior written consent of the other Party.
17.
Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, shall be construed to give any Person, other than a party hereto, any legal or equitable right, remedy or claim under or by reason of this Agreement or any provision contained herein; provided, however, each of the Respondent Released Parties are intended third party beneficiaries of Section 5, and each of the Claimant Released Parties are intended third party beneficiaries of Section 6.
18.
Voluntary Execution. Each Party represents and warrants that it has read this Settlement Agreement carefully and knows and understands the contents hereof, and that it has signed this Settlement Agreement freely and voluntarily and no other Party nor any of its representatives has made any promise, representation or warranty whatsoever, written or oral, as any inducement to enter into this Settlement Agreement, except as expressly set forth in this Settlement Agreement.
19.
No Reliance; Representation by Counsel. Each Party represents, warrants and acknowledges that in executing this Settlement Agreement, it has not relied on and does not rely on any representations or statements made by any other party or its attorneys except as contained herein and have not obtained and does not rely on any tax advice from any party other than its own personal tax and legal advisors. Each Party acknowledges it is represented by and has consulted with legal counsel and has discussed with counsel the meaning and consequences of the terms of this Settlement Agreement.
20.
Representations and Warranties. Each Party represents and warrants that (a) it has the authority to enter into this Settlement Agreement; (b) it neither has assigned nor has transferred any claim, or any interest in any claim, that otherwise would be released pursuant to this Settlement Agreement; (c) there is no pending or threatened suit or proceeding affecting that Party, before any court, governmental agency or arbitrator, that might affect the enforceability of this Settlement Agreement; and (d) the consideration given or provided or to be given or provided in connection with this Settlement Agreement is fair consideration, reasonably equivalent in value and satisfactory in all respects to support this Settlement Agreement.
21.
Attorneys’ Fees, Costs and Expenses. The Parties agree that each shall be responsible for its own attorneys’ fees, costs, and expenses in connection with the Action, the subject matter of this Settlement Agreement and the negotiation of this Settlement Agreement.
22.
No Contra Proferentem. The Parties acknowledge and agree that this Settlement Agreement will be deemed to have been drafted jointly by all Parties. This Settlement Agreement shall not be construed against any Party on the basis of a claim that the Party was the drafter.
23.
Interpretation. In this Settlement Agreement, unless otherwise specified or where the context otherwise requires: (a) the headings of particular provisions of this Settlement Agreement are inserted for convenience only and will not be construed as a part of this Settlement Agreement or serve as a limitation or expansion on the scope of any term or provision of this Settlement Agreement; (b) words importing any gender shall include other genders; (c) words importing the singular only shall include the plural and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) the words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Settlement Agreement; (f) references to “Sections” shall be to Sections of this Settlement Agreement; and (g) references to any Person include the successors and permitted assigns of such Person.
24.
Execution in Counterparts. This Settlement Agreement may be executed in counterparts, each such counterpart will be deemed an original, and all such counterparts taken together will constitute one and the same agreement, which will be binding and effective as to all Parties. This Settlement Agreement may be executed (including electronically via DocuSign or similar technology) and delivered by facsimile or .pdf electronic transmission and electronic mail (including .pdf). Delivery of an executed signature page to this Agreement by any party by DocuSign (or similar technology), facsimile transmission or electronic mail will be as effective as delivery of a manually executed copy of this Agreement by such party.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has executed this Settlement Agreement on the date written below its name, respectively, effective as of the Settlement Date as defined in the first paragraph hereof.

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By:
Name:
Title:

Dated:

BLUJAY SOLUTIONS LTD., f/k/a KEWILL INC.

By:
Name:	Jennifer Grafton
Title:	Director

Dated:	September 14, 2023

EXHIBIT A

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EXHIBIT B

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